SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) October 22, 2012

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 7.01 Regulation FD Disclosure.

AMERISERV FINANCIAL Inc. (the "Registrant") announced on October 18, 2012 its’ Board of Directors had created the position of non-executive Vice Chair of the Board of Directors and appointed Allan R. Dennison to the post effective November 1, 2012.  For a more detailed description of the announcement see the attached Exhibit #99.1.

Exhibits

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Exhibit 99.1

Announcement detailing the created position of non-executive Vice Chair of the Board of Directors and appointment of Allan R. Dennison to the post.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Executive Vice President

& CFO

Date: October 22, 2012

Exhibit 99.1

On October 18, 2012, the Board of Directors of AmeriServ Financial, Inc. (the “Company”) created the position of non-executive Vice Chair of the Board of Directors for the Company and its corporate subsidiaries.  This action is another step in establishing a Board succession program.

Pursuant to the recommendation of the Nominating Committee of the Board of Directors, the Board appointed Allan R. Dennison to the post effective November 1, 2012.  Mr. Dennison is a former Chief Executive Officer of the Company serving in that role from 2004 to 2009.  During his 45 years in the industry, he has developed a broad understanding of the banking industry.